 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2024

BALLY, CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-192387	80-0917804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 401, Building 2, Qianwan Zhigu, Weishijiu Road Ningwei Street Xiaoshan District, Hangzhou, Zhejiang, China	311215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 182 5883 0915

986 Dongfang Rd,

One Hundred Shanshan Bldg 25th Fl,

Pudong Shanghai, China 200122

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On January 12, 2024, Haiping Hu and GMB Wisdom Sharing Platform Co., Ltd. sold 9,797,600 shares of the common stock, par value $0.0001 per share (the “Common Stock”) of Bally, Corp., a Nevada corporation (the “Company”), representing 99.5% of the Company’s total outstanding shares of Common Stock, to Kaichen Zheng, Shitong Li, Yilan Chen, Huanan Xu, Baodong Shen, Nini Liu, Shaobo He and Mingsen Liu (collectively, the “Buyers”) (the “Sale”). The Buyers paid a total consideration of $293,928 in cash from their personal funds. Following consummation of the Sale, the Buyers collectively own 99.5% of the Company’s outstanding voting securities, resulting in a change in control of the Company.

Reference is made to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, for such information reflecting the Company and its securities that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the change in control, Haiping Hu, the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, and sole director, has tendered his resignation from all of his officer positions with the Company and as the sole director, which resignation will become effective ten days after the mailing of the Schedule 14f-1(the “Effective Date”) filed with the SEC and mailed on January 18, 2024.

Shitong Li was appointed by the Board of Directors of the Company (the “Board”) as Chief Executive Officer, Chief Financial Officer and Secretary of the Company, effective as of the Effective Date. In addition, the Board has appointed Kaichen Zheng as the sole director to fill the vacancy created following and simultaneously as the effectiveness of Haiping Hu’s resignation.

Mr. Kaichen Zheng has been serving as the president of Hangzhou Zhigu Digital Energy Technology Co., Ltd. since March 2021. From June 2019 to February 2021, Mr. Zheng served as the general manger of Jinan Xiantou Management Consulting Co., Ltd. From January 2018 to May 2019, Mr. Zheng served as the head of industrial development department of Jinan Xianxing Investment Group Co., Ltd. From January 2013 to December 2017, Mr. Zheng served as the deputy general manager of Shaanxi Culture Technology Group Co., Ltd. From May 2010 to December 2012, Mr. Zheng served as the marketing director of Shanghai Tanghetang Biotechnology Co., Ltd. Mr. Zheng obtained his bachelor’s degree in environmental art design from Xinyang Normal University.

Mr. Shitong Li has been serving as Chief Executive Officer of Hangzhou Zhigu Digital Energy Technology Co., Ltd. since 2021. From January 2017 to February 2021, Mr. Li served as the general manager of Chuangrong Payment Co., Ltd. Mr. Li obtained his bachelor’s degree in logistics management from Zhengzhou University.

Mr. Kaichen Zheng and Mr. Shitong Li are not currently compensated for serving in any of their positions as officers or directors of the Company. There is no family relationship among any of our directors or executive officers. There have been no transactions regarding Mr. Zheng or Mr. Li that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY, CORP.

Dated: January 18, 2024	By:	/s/ Haiping Hu
	Name:	Haiping Hu
	Title:	Chief Executive Officer

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